Exhibit 10.1

                AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


     Amendment No. 1 to Stock Purchase Agreement (this
"Amendment"), dated as of February 8, 2001, by and between AT&T
Wireless Services, Inc., a Delaware corporation (the
"Purchaser"), and Dobson Communications Corporation, an Oklahoma corporation (the "Company" or "Seller").

RECITALS

     WHEREAS, the Company and Purchaser have entered into that certain Stock Purchase Agreement dated as of November 6, 2000 (the "Purchase Agreement") pursuant to which, among other things, the Purchaser agreed to purchase from the Company 200,000 shares of the Company's Series A Convertible Preferred Stock, par value $1.00 per share, upon the terms and subject to the conditions of the Purchase Agreement; and

     WHEREAS, the parties hereto desire to amend and supplement the Purchase Agreement in the manner set forth in this Amendment;
and

     WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings given such terms in the Purchase
Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree, and the Purchase Agreement is amended, as follows:

     1. The following definitions are hereby added to Article 1 of the Purchase Agreement in the appropriate alphabetical order:

               "Exchange Agreement" means the Exchange Agreement, in the form attached hereto as Exhibit D.

               "Series AA Certificate of Designation" means the Certificate of Designation of the powers, preferences and relations, optional and other special rights of the Company's Series AA Preferred, in the form attached hereto as Exhibit E.

               "Series AA Preferred" means the Company's Series
          AA Preferred Stock, $1.00 par value.

     2.   The definition of "New Preferred" in Article 1 of the
Purchase Agreement is hereby deleted.

     3. The definition of "Transaction Documents" is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

     "Transaction Documents" means the Amendment to Stockholders
Agreement, the Right of First Offer Agreement, the Certificate of
Designation, the Series AA Certificate of Designation and the
Exchange Agreement."

     4. The definition of "Transactions" is hereby deleted in its entirety and the following definition is inserted in lieu thereof:

     "Transactions" means the transactions contemplated by this Agreement (including without limitation the execution and delivery of the Exchange Agreement by the parties thereto and the consummations of the transactions contemplated thereunder, if applicable)"

     5.   The following words are hereby added after the word
"Date" on line one of Section 4.5 of the Purchase Agreement:

     "or as of the date of the consummation of the Exchange
Agreement, as applicable,"

     6. The following parenthetical is hereby added after the word "hereunder" on line one of Section 4.5 of the Purchase
Agreement:

          "(whether issued directly to the Purchaser on the Closing Date or issued in exchange for Series AA
          Preferred pursuant to the Exchange Agreement)"

     7. New Sections 4.10, 4.11 and 4.12 are hereby added to the Purchase Agreement to read as follows:

          "Section 4.10.      Valid Issuance of Series AA Preferred

               To the extent applicable, as of the Closing Date the Series AA Preferred Stock to be issued to Purchaser hereunder pursuant to Section 5.5 will have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof will be duly and validly issued and free and clear of any Liens or other third party rights or interests whatsoever (including without limitation preemptive rights) other than as provided for in the Stockholders Agreement, as amended, and will not constitute "control shares" as defined by Section 1145 of the Oklahoma General Corporation Act."

          "Section 4.11.      Series AA Certificate of Designation

               To the extent applicable, as of the Closing Date the Series AA Certificate of Designation will have been duly and validly authorized by the Company and will have been filed with the Secretary of State of Oklahoma and will be in full force and effect as of the Closing Date."

          "Section 4.12.      Certificate of Designation

               As of the Closing Date the Certificate of Designation will have been duly and validly authorized by the Company and will have been filed with the Secretary of State of Oklahoma and will be in full force and effect as of the Closing Date."

     8. Section 5.5 is hereby amended to read in its entirety as follows:

          "Section 5.5.       Oklahoma 5

               The Purchaser's ownership of the FCC License for Oklahoma 5 RSA ("Oklahoma 5") would create an FCC Conflict if the Shares were issued to Purchaser on the date hereof. Purchaser shall use all commercially reasonable efforts to sell its interest in Oklahoma 5 prior to the Closing Date or otherwise take action such that an FCC Conflict relating to Oklahoma 5 will not arise as a result of the purchase of the Shares on the Closing Date. In the event an FCC Conflict would be created by the purchase of the Shares as of the Closing Date as a result of Purchaser's ownership or interest in Oklahoma 5, then, provided all conditions to Closing have or will be satisfied on the Closing Date (other than obtaining any Consent pertaining to Oklahoma 5), in lieu of the Purchaser's purchase, and the Company's issuance, of the Shares on the Closing Date, (i) the Purchaser shall purchase, and the Company shall issue, on the Closing Date upon payment of $200 million to Seller, 200,000 shares of Series AA "Preferred and (ii) each of the Purchaser and Seller shall enter into the Exchange Agreement."

     9. A new Subsection (h) is hereby added to Section 6.2 of the Purchase Agreement as follows:

               "(h) If applicable, the Purchaser shall have delivered to the Company an executed counterpart signature page to the Exchange Agreement."

     10. A new Subsection (i) is hereby added to Section 6.3 of the Purchase Agreement as follows:

          "(i) If applicable, the Series AA Certificate of Designation, completed to reflect the same dividend rate as the Shares pursuant to Section 2.2, shall have been duly executed by the Company and filed with the Secretary of State of the State of Oklahoma and shall be in full force and effect under the laws of the State of Oklahoma as of the Closing."

     11. The parenthetical "(and, to the extent applicable, Section 4.10)" is hereby added immediately after the section reference "4.5" on line three of Section 6.3(h) of the Purchase
Agreement.

     12. A new Subsection (j) is hereby added to Section 6.3 of the Purchase Agreement as follows:

               "(j) If applicable, the Company shall have delivered to the Purchaser an executed counterpart signature page to the Exchange Agreement."

     13.  Pursuant to the terms Section 1 of this Amendment, New
Exhibits "D" and "E" are hereby added to the Purchase Agreement in the forms of Exhibits A and B hereto, respectively, representing the forms of Exchange Agreement and Series AA
Certificate of Designation, respectively.

     14. Except to the extent amended or supplemented by this Amendment, all provisions of the Purchase Agreement are and shall remain in full force and effect and are hereby confirmed in all respects, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or amendment of any provision of the Purchase Agreement not specifically amended or supplemented by this Amendment. Each reference to "this Agreement" and each other similar reference contained in the Purchase Agreement shall from and after the effective date hereof refer to the Purchase Agreement as amended and supplemented hereby.

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     IN WITNESS WHEREOF, each of the parties has executed or
caused this Amendment to be executed by its duly authorized offices as of the date first written above.


PURCHASER:
                         AT&T WIRELESS SERVICES, INC.

                                 JOSEPH E. STUMPF
                           Name: Joseph E. Stumpf
                           Title:

COMPANY:
                         DOBSON COMMUNICATIONS CORPORATION

                                 EVERETT R. DOBSON
                           Name: Everett R. Dobson
                           Title:  Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT]